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Exhibit 5.1

                                November 1, 2001


ChevronTexaco Corporation
575 Market Street
San Francisco, CA  94105


                     Re: Registration Statement on Form S-8


Ladies and Gentlemen:

                  With reference to the Registration Statement on Form S-8 to be filed by ChevronTexaco Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to (i) the 80,504,336 shares of its common stock, par value $0.75 per share issuable pursuant to the Texaco Inc. Stock Incentive Plan, the Employees Thrift Plan of Texaco Inc., the Texaco Puerto Rico Inc. Retirement Savings Plan, the Chevron Corporation Profit Sharing/Savings Plan, the Chevron Corporation Long-Term Incentive Plan, the Chevron Corporation Restricted Stock Plan for Non-employee Directors, the Chevron Corporation Salary Deferral Plan for Management Employees, the Chevron Corporation Management Incentive Plan, the Employees Savings Plan of Caltex Corporation and the Employees Thrift Plan of Fuel and Marine Marketing LLC and (ii) the deferred compensation obligations in the amount of $545,477,354 issuable pursuant to the Texaco Inc. Director and Employee Deferral Plan, the Chevron Corporation Long-Term Incentive Plan, the Chevron Corporation Salary Deferral Plan for Management Employees and the Chevron Corporation Management Incentive Plan, it is our opinion that such shares, when issued and sold in accordance with such plans, will be legally issued, fully paid and nonassessable and such deferred compensation obligations, when issued in accordance with such plans, will be binding obligations of the Company, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the rights of creditors generally, and to general principals of equity.

                  The foregoing opinion is limited to the federal laws of the United States, the laws of the State of California, and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement on Form S-8.

                                                  Very truly yours,

                                                  /s/ Pillsbury Winthrop LLP



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